MINISTRY PARTNERS INVESTMENT COMPANY, LLC

ANNOUNCES CHANGES IN SENIOR MANAGEMENT

Ministry Partners Investment Company, LLC (the “Company”), a California based credit union service organization (CUSO) that specializes in mortgage financing, loan servicing and investment advisory services for churches and ministries throughout the United States, today announced a  reorganization of the duties and responsibilities of its senior management team as part of an effort to build upon and improve the efficiency and cohesiveness of its management team, maintain and focus the Company’s efforts to achieve consistent earnings for its equity owners as it transitions back to its core purpose of providing complimentary products and services to its credit union owners and their members.

As part of its management reorganization, the Company announced that its Chief Financial Officer position, previously eliminated to achieve operational and financial efficiencies, was reinstated effective as of September 21, 2017. The Company believes that its improved financial performance, operational stability and strong desire to better serve its owners and strategic partners with additional CUSO offerings would be substantially improved with the appointment of an individual with extensive executive experience in the credit union industry as a finance executive. As such, the Company is pleased to announce the appointment of Brian S. Barbre as Senior Vice President,  Chief Financial Officer and Principal Accounting Officer effective September 25, 2017. Mr. Barbre, a Certified Public Accountant, earned his Bachelor of Science in Business Administration – Accounting from Biola University and his Masters of Business Administration from California State University, Fullerton. Mr. Barbre has significant experience in the financial services industry,  assets liability management and in accounting, having spent the last 17 years in various financial management roles, with his most recent position being Vice President of Finance/Treasurer for Evangelical Christian Credit Union, the Company’s largest shareholder.  Mr. Barbre is well versed in proactively managing a mortgage financing balance sheet, budgeting best practices, loan and deposit pricing methodologies and managing liquidity issues in a financial services organization. Mr. Barbre started his career with the Company as an accountant in 1998 where he performed all accounting and finance related activities for the Company and assisted the Company in filing annual and periodic reports for its SEC filings.

The Company also announced the promotion of William M. Crammer III to Senior Vice President and Chief Lending Officer effective September 25, 2017. Mr. Crammer, who also holds a Bachelor Science in Accounting, brings over 31 years of experience in overseeing the financial, administrative and operational functions of both small and large organizations. In his short tenure with the Company, Mr. Crammer has already proven to be a great asset as he was instrumental in launching the Company’s loan participation sales program and creating valuable strategic relationships with other financial institutions throughout the U.S. In his most recent role as Vice President – Administration, and Principal Accounting Officer, Mr. Crammer was responsible for developing and enhancing the Company’s CUSO services and products as well as managing the day to day loan operations and finance department. Mr. Crammer has significant experience in managing the Company’s relationships with its mortgage financing clientele and will continue to expand the Company’s financing activities.

The Company also announced the appointment of Edward J. Ramirez at Vice President – Credit Administration. Mr. Ramirez will be assuming responsibility for the day to day management of the Company’s loan servicing, processing and underwriting departments. Mr. Ramirez brings over 15 years of commercial lending operational expertise, with his most recent role being the

Assistant Vice President of Portfolio and Risk Management for Christian Community Credit Union, a San Dimas, California based credit union. Mr. Ramirez has significant experience in overseeing commercial loan operational functions that meet the regulatory standards of the National Credit Union Administration, the California Department of Business Oversight and state regulatory authorities. Mr. Ramirez’s commercial loan portfolio management skillset will be very helpful in proactively mitigating risks within the Company’s mortgage portfolio. Mr. Ramirez earned his Bachelor of Arts in Business Administration with Honors from California State University, Fullerton and his Masters of Business Administration from Azusa Pacific University.

On behalf of the Board of Managers and the entire staff at Ministry Partners, Joseph Turner, President and Chief Executive Officer, stated  “We are truly blessed to add Brian and Ed to our Executive Leadership team, and promote Bill to serve as our Chief Lending Officer, knowing that they will help us execute our core mission of serving our credit union owners and the ministries we are privileged to assist.”

This release contains certain forward-looking statements, including those relating to the future composition of the Company's management team.  Actual results and facts may differ materially as a result of a variety of factors, many of which are outside of the Company’s control. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  The Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission that contains more details regarding the subject matter of this press release.  Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking.